Exhibit 99.2

[DATE]

[NAME]

[STREET]

[CITY STATE, ZIP]

RE: Amendment of Outstanding Book Value Unit Awards

Dear [NAME]:

This letter agreement (this “Agreement”) sets forth certain amendments to the terms and conditions of your 2019, 2020 and 2021 Book Value Unit (“BVUs”) awards (your “Awards”).

Background. Previously, you were granted (i) _____ BVUs with respect to your Award for 2019, (ii) _____ BVUs with respect to your Award for 2020 and (iii) ____ BVUs with respect to your Award for 2021, each of which is subject to written terms and conditions that were previously provided to you. These terms and conditions with respect to each of your Awards currently include, in pertinent part (i.e., with respect to the subject matter of this Agreement), the following statements set forth below in italicized text (the “Legacy Terms”):

2019 Award	2020 Award and 2021 Award	Defined Term

Number of units earned is adjusted pro-rata to the date of normal retirement after age 65, death or disability (based on number of whole months of service, including credit for the month in which termination occurs).

Unvested shares are forfeited if a participant leaves American National Insurance Company and its subsidiaries (the “Enterprise”) for a reason other than normal retirement after age 65, death or disability, vested shares will settle at the end of the 3-year period.

	All BVUs are forfeited if the recipient’s employment with American National terminates prior to settlement for any reason other than (1) normal retirement after age 65, (2) retirement prior to age 65 with age plus years of service to American National equal to 85, (3) death or (4) disability. For any such events (1) through (4), the number of BVUs earned is adjusted pro-rata to the date of such event (based on the number of whole months of service, including credit for the month in which any such event occurs.	This Legacy Term is referred to as the “Legacy Service Provision.”

All value is at risk. There is no guaranteed goal or outcome.	All value is at risk. There is no guaranteed goal or outcome.	This Legacy Term is referred to as the “Legacy Value Provision.”

American National reserves the right to amend or discontinue the plan for future year grants in its discretion.	The Board Compensation Committee of American National Insurance interprets the plan and reserves the right to amend or discontinue the plan at any time and in its discretion.	This Legacy Term is referred to as the “Legacy Discontinuance Provision.”

Amendment. In order to secure your continued services as a key employee of American National Group, Inc. (the “Company”) or an affiliate thereof without distraction with respect to any potential change in control of the Company, the Compensation Committee of the Board of Directors of the Company has determined, subject to your consent, that certain terms and conditions of your Awards will be amended as set forth below in italicized text:

1.	The Legacy Service Provision is amended by deleting such provision in its entirety from the terms and conditions of your Awards and, in lieu thereof, substituting such provision with the following:

o	All BVUs are forfeited if the recipient’s employment with American National terminates prior to settlement for any reason other than (1) normal retirement after age 65 or retirement prior to age 65 with age plus years of service to American National equal to 85, (2) Qualifying Termination (as defined below), (3) death or (4) disability (“Pro-Rata Payment Event”). For any such events (1) through (4), the number of BVUs earned is adjusted pro-rata to the date of such event (based on the number of whole months of service, including credit for the month in which any such event occurs.

2.	The Legacy Value Provision is amended by deleting such provision in its entirety from the terms and conditions of your Awards and, in lieu thereof, substituting such provision with the following:

o	All value is at risk. There is no guaranteed goal or outcome. However, in the event of a Change in Control (as defined below), BVU growth in book value (BVU Growth (CAGR)) will be deemed to be 6.25% with respect to 100% of the Target BVUs for purposes of determining the number of BVUs earned and the amount payable with respect to such number of BVUs as Net Settlement Value (the “Deemed BVU Value”), as such Deemed BVU Value may otherwise be reduced as a result of a pro-rata payment thereof or for tax reasons, as further described below.[1]

3.	The Legacy Discontinuance Provision is amended by deleting such provision in its entirety from the terms and conditions of your Awards and, in lieu thereof, substituting such provision with the following:

o	The Compensation Committee of the Board interprets the plan and reserves the right to discontinue the plan for future year grants, without your consent, at any time and in its discretion, it being understood that any discontinuance of the plan with respect to outstanding grants, or any amendment that adversely affects any outstanding grants will not be effected unless the recipient consents, in writing, to such discontinuance or amendment.

4.	The following new terms and conditions are added to your 2019 Award as the first set of bullet points therein to read as follows:

▪	For purposes of these terms and conditions, “Enterprise” means American National Group, Inc. and its subsidiaries.

1 Note to Draft: Deemed BVU Value is based on the deemed attainment of target performance under the Awards.

5.	The following new terms and conditions are added to your Awards as the last set of bullet points therein to read as follows:

▪	Payments following a Change in Control

o	Notwithstanding anything herein to the contrary, in the event of a Change in Control:

➢	if the recipient remains employed with American National until the close of the 3-year performance period described above (the “Standard Performance Period”), then 100% of the Deemed BVU Value will be payable to the recipient during the 1st quarter of the calendar year immediately following the close of the Standard Performance Period (the “Standard Payment Date”); and

➢	if the recipient’s employment with American National terminates as a result of a Pro-Rata Payment Event that occurs prior to the close of the Standard Performance Period, then a pro-rata amount of the Deemed BVU Value, based on the pro-rata formula described above, will be payable to the recipient (or the recipient’s estate or designated beneficiary as applicable) on the Standard Payment Date.

▪	Certain Definitions.

o	For purposes of these terms and conditions:

➢	“Board” means the Board of Directors of the Company.

➢	“Change in Control” means the occurrence of any of the following events during the period commencing on August 1, 2021 and ending as of the close of the Standard Performance Period:

●	there is a change in ownership of the outstanding securities of the Company that causes any Person (including any group of Persons within the meaning of Rule 13d-5 under the Exchange Act) other than an Excluded Owner to become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors;

●	the individuals who constitute the Board as of August 1, 2021 cease for any reason to constitute at least a majority thereof;

●	the Board’s approval of the sale of all or substantially all of the assets of the Company; or

●	the Board’s approval of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above;

provided that, to the extent any amounts with respect to the Deemed BVU Value are subject to Section 409A of the Code and such amounts are considered to be payable upon the occurrence of a Change in Control, then no such payments will be made unless such Change in Control qualifies as a “change in control event” within the meaning of Treas. Reg. Section 1.409A-3(i)(5).

➢	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

➢	“Company” means American National Group, Inc.

➢	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder.

➢	“Excluded Owner” means the following Persons, and each of them: Moody National Bank, The Moody Foundation, Moody Medical Research Institute and Moody Methodist Church, together with any director, manager or trustee thereof.

➢	“Person” will have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Rule 13d-5 under the Exchange Act.

➢	Qualifying Termination” means the involuntary termination of the recipient’s employment with American National on or after the occurrence of a Change in Control for reasons other than “cause” or disability, it being understood that “cause” for such purposes (i.e., on or after the occurrence of a Change in Control) means any of the following, as determined by the Compensation Committee of the Board in good faith:

●	recipient’s failure or inability to perform any reasonable assigned duties, after written notice from the Compensation Committee of the Board and, if curable, a reasonable opportunity to cure such failure or inability;

●	recipient’s commission of an act, or plea of guilty or nolo contendere to a misdemeanor, in either case involving dishonesty, fraud, theft, immoral conduct, bribery or extortion, or plea of guilty or nolo contendere to any felony;

●	recipient’s material breach of any agreement between recipient and American National, including any written code of conduct and business ethics or other material written policy of American National relating to personal conduct; or

●	recipient’s intentional wrongful act or omission that results in the restatement of the Company’s financial statements due to a violation of the Sarbanes-Oxley Act of 2002.

▪	Other Tax and Regulatory Matters

o	Notwithstanding any provision herein to the contrary, the Deemed BVU Value that may otherwise be payable to the recipient hereunder will be reduced to the extent the excise tax under Section 4999 of the Code would otherwise apply to the Deemed BVU Value, such that, only the maximum amount of the Deemed BVU Value that would result in no portion of such payment being subject to such excise tax will be payable to the recipient.

o	The BVUs granted to the recipient are intended to provide payments that are exempt from, or compliant with, the provisions of Section 409A of the Code, and the terms and conditions of such BVUs will be administered, construed and interpreted accordingly. No payments with respect to the BVUs that are subject to the suspension period under Section 409A(a)(2)(B) of the Code, if applicable, will be made or commence until such date that constitutes the first business day following six months after the date the recipient’s employment with American National terminates, or if earlier, the recipient’s death.

o	The BVUs granted to the recipient and the terms and conditions related thereto will be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, including all matters of enforcement, validity, and performance without regard to conflict or choice of law principles.

6.	Except as amended hereby, the terms and conditions of your Awards shall remain in effect, shall continue in full force and effect, and are hereby reaffirmed by the parties hereto.

Next Steps. The above amendment of your Awards will be effective as of [August] _____, 2021 and for all applicable periods thereafter. If you have any questions concerning the content of this Agreement, please contact [NAME] at [CONTACT INFORMATION]. To evidence your agreement with the above amendment as set forth in this Agreement, please sign below and return this Agreement to [NAME] on or before [August] _____, 2021.

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